UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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[  ]  Soliciting Material Pursuant to ss.240.14a-12

OCWEN FINANCIAL CORPORATION

(Name of Registrant as Specified in its Charter)

N/A

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OCWEN FINANCIAL CORPORATION

1661 Worthington Road, Suite 100

West Palm Beach, Florida 33409

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

NOTICE

Notice is hereby given that a Special Meeting of Shareholders of Ocwen Financial Corporation will be held:

Date:	Friday, November 16, 2018

Time:	11:00 a.m., Eastern Standard Time

Location:	Embassy Suites Hotel 1601 Belvedere Road West Palm Beach, Florida 33406

PURPOSE

The Special Meeting of the Shareholders will be held for the following purposes:

●	To approve an amendment to our Amended and Restated Articles of Incorporation, as amended, to preserve our net operating losses for tax purposes; and

●	To permit the adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event that there are insufficient shares present, in person or by proxy, voting in favor of the proposal above.

PROCEDURES

●	Our Board of Directors has fixed September 20, 2018 as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting. Only shareholders of record at the close of business on the record date will be entitled to vote at the Special Meeting.

On or about September [●], 2018, this proxy statement for our Special Meeting of Shareholders will be available on our website at www.ocwen.com in the Financial Information section under the “Shareholders” tab, and this proxy statement and the proxy card will be mailed to shareholders on or about September [●], 2018.

By Order of the Board of Directors,

Michael J. Stanton

Secretary

September [●], 2018

YOUR VOTE IS VERY IMPORTANT.

WE ENCOURAGE YOU TO COMPLETE YOUR PROXY CARD IN ONE OF THE MANNERS DESCRIBED IN THE ACCOMPANYING MATERIALS, EVEN IF YOU PLAN TO ATTEND THE SPECIAL MEETING. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON, BUT WILL ENSURE THAT YOUR VOTE IS COUNTED IF YOU ARE UNABLE TO ATTEND.

OCWEN FINANCIAL CORPORATION

PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS

General Information

This proxy statement is being furnished to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Ocwen Financial Corporation (“we” or the “Company”) for use at our Special Meeting of Shareholders (the “Special Meeting”) and at any postponement or adjournment of this meeting. This proxy statement and proxy card are first being sent or given to shareholders on or about September [●], 2018. The Special Meeting will be held at the Embassy Suites Hotel located at 1601 Belvedere Road, West Palm Beach, Florida 33406, on Friday, November 16, 2018, at 11:00 a.m., Eastern Standard Time.

What You are Being Asked to Vote Upon

The Special Meeting has been called for the following purposes:

●	To approve an amendment to our Amended and Restated Articles of Incorporation, as amended (the “Articles of Incorporation”), to preserve our net operating losses for tax purposes (the “Protective Amendment”); and

●	To permit the adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event that there are insufficient shares present, in person or by proxy, voting in favor of the Protective Amendment (the “Adjournment Proposal”).

Recommendation of the Board of Directors

After careful consideration, the Board recommends that you vote “FOR” each of the two proposals presented at the Special Meeting. See Protective Amendment (Proposal 1), beginning on page 12 of this proxy statement and Adjournment Proposal (Proposal 2), beginning on page 17 of this proxy statement.

How Your Proxy Works

The Board has appointed Timothy M. Hayes, Executive Vice President and General Counsel, and Michael J. Stanton, Senior Vice President, Deputy General Counsel and Secretary, as the management proxy holders for the Special Meeting. If you properly complete, sign and return your proxy card by mail, or submit your proxy by Internet or telephone, and do not revoke it prior to its use, your shares will be voted in accordance with your instructions. If you do not give contrary instructions, the management proxy holders will vote all shares represented by valid proxies in accordance with the Board’s recommendations as follows:

●	“FOR” the Protective Amendment; and

●	“FOR” the Adjournment Proposal.

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Who May Vote at the Special Meeting

All shareholders of record or beneficial owners of shares of our common stock who owned our common stock as of the close of business on September 20, 2018 (the “Record Date”) are entitled to attend and vote at the Special Meeting or any postponement or adjournment of this meeting. On all matters properly presented at the Special Meeting, each share of our common stock is entitled to one vote.

If your shares are registered directly in your name with American Stock Transfer & Trust Company, our stock transfer agent, you are the “shareholder of record” with respect to those shares. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or similar organization (collectively, “Broker”), then you are the “beneficial owner of shares held in street name.” As a beneficial owner, you have the right to instruct your Broker how to vote your shares. Most individual shareholders are beneficial owners of shares held in street name. At the close of business on the Record Date, there were 133,912,425 shares of common stock issued and outstanding.

Quorum and Voting Information

The presence at the Special Meeting of a majority of the votes of our common stock entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the Special Meeting.

You may vote “FOR”, “AGAINST” or “ABSTAIN” with respect to each of the proposals. The table below sets forth the necessary votes to pass each proposal.

Proposal	Necessary Votes
1. Protective Amendment	A Majority of our Outstanding Shares

2. Adjournment Proposal	A Majority of the Votes Cast

Abstentions will be counted as present and entitled to vote for purposes of determining whether a quorum is present, but are not considered to be votes “cast” with respect to any proposal. Proposal 1, the Protective Amendment, requires approval of the majority of our outstanding shares eligible to be cast; therefore abstentions will have the same effect as a vote against such proposal. However, Proposal 2, the Adjournment Proposal, requires approval of the majority of the votes cast; therefore abstentions will not have any effect on the approval of this proposal.

How to Vote if you are a Shareholder of Record

If you are a shareholder of record and you have received a printed set of the proxy materials by mail, we encourage you to fill in, date and sign the enclosed proxy card and mail it promptly in the enclosed envelope to make sure that your shares are represented at the Special Meeting. Shareholders of record also have the option of voting by using a toll-free telephone number or via the Internet. Instructions for using these services are included on the proxy card. If you are a shareholder of record and attend the Special Meeting in person, you may, if you desire, revoke your proxy in accordance with the procedures described in this proxy statement and vote your shares in person.

How to Give Voting Instructions if you are a Beneficial Owner of Shares held in Street Name

If you are a beneficial owner of shares held in street name, you are considered the beneficial owner of the shares, and your shares may be voted at the Special Meeting only by the Broker that holds your shares. To instruct your Broker how your shares are to be voted at the Special Meeting, you will need to follow the instructions provided by the Broker that holds your shares. Many Brokers offer the option of submitting voting instructions over the Internet or by telephone. You are also welcome to attend the Special Meeting, but you may only vote in person at the Special Meeting if you obtain and present at the Special Meeting a legal proxy from the Broker that holds your shares, giving you the right to vote the shares in person at the meeting. Please contact your Broker for further information.

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What Happens if Beneficial Owners Do Not Give Voting Instructions to Their Brokers

If you hold your shares in street name through a brokerage account and you do not submit instructions to your Broker about how your shares are to be voted, one of two things can happen depending on the type of proposal. If the proposal involves a “routine” matter, then the rules of the New York Stock Exchange provide Brokers discretionary authority to vote your shares even if you do not provide instructions. If, however, the proposal involves a “non-routine” matter, then Brokers are not permitted to vote your shares without instruction from you.

If you do not submit voting instructions to your Broker, your Broker may exercise its discretion to vote your shares on Proposal 2, the Adjournment Proposal. However, because the Protective Amendment proposal is “non-routine,” your shares will constitute broker “non-votes” on the Protective Amendment proposal, which will have the same effect as a vote against the proposal.

The table below sets forth whether or not your Broker has discretionary authority to vote your shares if you do not provide instructions and, if applicable, the effect of Broker “non-votes” on each proposal.

Proposal	Broker Discretionary Authority	Impact of Broker Non-Vote
1. Protective Amendment	No	Vote Against the Proposal

2. Adjournment Proposal	Yes	No Effect

It is important that you provide instructions to your Broker if your shares are held by a Broker so that your vote with respect to the Protective Amendment is counted.

Dissenters’ Rights of Appraisal

No appraisal rights are available under Florida law, our Articles of Incorporation, or our bylaws if you dissent from or vote against the proposals at the Special Meeting.

Special Meeting Admission

For information on attending the Special Meeting and voting in person, please contact us at shareholderrelations@ocwen.com. If you wish to attend the Special Meeting in person, you must notify us no less than seven days in advance at shareholderrelations@ocwen.com so that we can make appropriate arrangements to accommodate attendees (i.e., you must notify us at shareholderrelations@ocwen.com on or before Friday, November 9, 2018 in order to attend our Special Meeting). You must also present a form of government-issued personal identification (e.g., driver’s license or passport) and proof of ownership as of the Record Date to be admitted to the Special Meeting. If you are a beneficial owner of shares held in street name, a recent brokerage statement or a letter from your Broker are examples of proof of ownership. Only shareholders of record will be permitted to vote at the meeting unless a beneficial owner obtains and presents at the Special Meeting a legal proxy from the Broker that holds such beneficial owner’s shares, giving the beneficial owner the right to vote the shares in person at the meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the meeting. Shareholders attending the Special Meeting will be expected to abide by rules of conduct established by Ocwen in connection with meetings of our shareholders.

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How to Revoke a Proxy

Your proxy may be used only at the Special Meeting and any postponement or adjournment of this meeting and may not be used for any other meeting. You have the power to revoke your proxy at any time before it is exercised by:

●	filing written notice of revocation with our Secretary at the following address:
Michael J. Stanton, Secretary
Ocwen Financial Corporation
1661 Worthington Road, Suite 100
West Palm Beach, Florida 33409
●	submitting a properly executed proxy bearing a later date, or
●	appearing at the Special Meeting and giving the Secretary notice of your intention to vote in person.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND RELATED SHAREHOLDER MATTERS

Beneficial Ownership of Equity Securities

The following table sets forth certain information regarding the beneficial ownership of our common stock as of the Record Date by:

●	each of our directors;

●	each “named executive officer” as defined in applicable regulations promulgated by the Securities and Exchange Commission; and

●	all of our directors and current executive officers as a group.

Each of Ocwen’s directors and named executive officers may be reached through Ocwen Corporate Headquarters at 1661 Worthington Road, Suite 100, West Palm Beach, Florida 33409.

The following table also sets forth information with respect to each person known by Ocwen to beneficially own more than five percent of the outstanding shares of its common stock.

The table is based upon information supplied to us by directors and executive officers and filings under the Securities Exchange Act of 1934, as amended. We have based our calculation of the percentage of beneficial ownership on 133,912,425 shares of our common stock outstanding as of September 20, 2018, unless otherwise noted.

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Shares Beneficially Owned(1)
Name and Address of Beneficial Owner:	Amount of Beneficial Ownership	Percent of Class
Leon G. Cooperman(2) St. Andrew’s Country Club 7118 Melrose Castle Lane Boca Raton, FL 33428	15,924,184	11.9%

D. John Devaney(3) 240 Crandon Boulevard, Suite 167 Key Biscayne, FL 33149	12,951,161	9.7%

Deer Park Road Management Company, LP(4) 1195 Bangtail Way Steamboat Springs, CO 80487	12,691,147	9.5%

The Vanguard Group(5) 100 Vanguard Boulevard Malvern, PA 19355	8,215,331	6.1%

William C. Erbey(6) P.O. Box 25437 Christiansted, VI 00824	7,940,361	5.9%

BlackRock Inc.(7) 55 East 52nd Street New York, NY 10055	6,933,425	5.2%

Directors and Named Executive Officers:
Scott W. Anderson(8)	196,147	*
Michael R. Bourque, Jr.(9)	80,957	*
Alan J. Bowers(10)	66,943	*
John V. Britti(11)	211,010	*
Jacques J. Busquet(10)	64,445	*
Phyllis R. Caldwell(10)	69,316	*
Ronald M. Faris(12)	690,488	*
Carol J. Galante(13)	25,544	*
Robert J. Lipstein(10)	37,175	*
Robert A. Salcetti(14)	19,928	*
DeForest B. Soaries, Jr.(15)	37,175	*
Arthur C. Walker, Jr.(16)	82,031	*
All Current Directors and Executive Officers as a Group (13 persons)(17)	992,865	0.7%

*	Less than 1%

(1)	For purposes of this table, an individual is considered the beneficial owner of shares of common stock if he or she has the right to acquire within 60 days of September 20, 2018 such common stock and directly or indirectly has or shares voting power or investment power, as defined in the rules promulgated under the Securities Exchange Act of 1934, as amended. Unless otherwise indicated, each person has sole voting power and sole investment power with respect to the reported shares. No shares have been pledged as security by the named executive officers or directors.

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(2)	Based solely on information contained in a Form 4 filed with the Securities and Exchange Commission on March 2, 2018 reporting securities beneficially owned on such date. Includes 3,680,644 shares held in the account of Omega Capital Partners, LP, a private investment entity over which Mr. Cooperman has investment discretion, 2,171,039 shares held in the account of Omega Equity Investors, LP, a private investment entity over which Mr. Cooperman has investment discretion, 963,980 held in the account of Omega Capital Investors, LP, a private investment entity over which Mr. Cooperman has investment discretion, 1,750,666 held in the account of Omega Overseas Partners Ltd, a private investment entity over which Mr. Cooperman has investment discretion, 5,857,855 shares held in the account of Omega Credit Opportunities Master Fund L.P., a private investment entity over which Mr. Cooperman has investment discretion, and 500,000 shares held in the account of Mrs. Toby Cooperman over which Mr. Cooperman has investment discretion. Mr. Cooperman disclaims beneficial ownership of all of the foregoing securities. Also includes 1,000,000 shares held directly by Mr. Cooperman.

(3)	Based solely on information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on February 1, 2018, reporting securities deemed to be beneficially owned as of December 31, 2017 by D. John Devaney, United Aviation Holdings, Inc. (“UAHI”), United Capital Markets Holding, Inc. (“UCMHI”), and United Real Estate Ventures, Inc. UCMHI is the beneficial owner of 5,109,991 shares indirectly through UAHI, a wholly-owned subsidiary of UCMHI. Mr. Devaney controls UAHI and UCMHI and therefore may be deemed to be the beneficial owner of the 8,133,108 shares owned directly and indirectly by UAHI and UCMHI. Mr. Devaney may also be deemed to be the beneficial owner of 5,109,991 shares controlled personally and through retirement accounts.

(4)	Based solely on information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2018, reporting securities deemed to be beneficially owned as of December 31, 2017, by Deer Park Road Management Company, LP (“Deer Park”); Deer Park Road Management GP, LLC (“DPRM”); Deer Park Road Corporation (“DPRC”); Michael David Craig-Scheckman; AgateCreek LLC (“AgateCreek”); and Scott Edward Burg, each of which reports shared voting and dispositive power of 12,691,147 shares held for the account of STS Master Fund, Ltd. (the “STS Master Fund”), which is an exempted company organized under the laws of the Cayman Islands. Deer Park serves as investment adviser to the STS Master Fund and, in such capacity, exercises voting and investment power over the shares held in the account for the STS Master Fund. DPRM is the general partner of Deer Park. Each of DPRC and AgateCreek is a member of DPRM. Mr. Craig-Scheckman is the Chief Executive Officer of each of Deer Park and DPRC and the sole owner of DPRC. Mr. Burg is the Chief Investment Officer of Deer Park and the sole member of AgateCreek.

(5)	Based solely on information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on February 9, 2018, reporting securities deemed to be beneficially owned as of December 31, 2017, by The Vanguard Group, Inc. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 114,246 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 9,760 shares as a result of its serving as investment manager of Australian investment offerings. The Vanguard Group, Inc., has sole voting power over 119,446 shares, shared voting power over 4,560 shares, sole dispositive power over 8,096,525 shares and shared dispositive power over 118,806 shares.

(6)	Based solely on information contained in a Form 4 filed with the Securities and Exchange Commission on January 23, 2018 reporting securities deemed beneficially owned as of January 19, 2018 and a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2018, reporting securities deemed to be beneficially owned as of December 31, 2017, Mr. Erbey’s beneficial ownership is comprised of the following holdings: 69,805 shares held directly by Mr. Erbey, 5,849,704 shares held by Munus L.P., 1,020,852 shares held by Tribue Limited Partnership and options to acquire 3,400,000 shares exercisable within 60 days from December 31, 2017 held directly by Mr. Erbey. However, based on a Form 4 filed by Mr. Erbey on July 16, 2008 reporting the initial acquisition of 2,400,000 of those options, 2,400,000 of the options held on December 31, 2017 expired on July 13, 2018 and thus they are not included in his holdings in the above table. According to Mr. Erbey’s February 14, 2018 Schedule 13G, the ownership structure of the entities through which Mr. Erbey reported beneficial ownership is as follows: Munus, L.P. is a Georgia limited partnership (“Munus”), in which Elaine Erbey, Mr. Erbey’s spouse (“Mrs. Erbey”), has a 0.18% preferred limited partner interest; The Community Foundation of West Georgia, Inc., a Georgia nonprofit corporation, has a 89.64% preferred limited partner interest with no right to vote or control the assets of Munus; Erbey Holding Corporation, Inc., a Delaware corporation (“Erbey Holding”), has a 9% common limited partner interest; and Carisma Trust, a Nevada trust of which Venia, LLC, a Nevada limited liability company (“Venia”) is trustee, has a 1.0% general partner interest and a 0.18% preferred limited partner interest. Tribue Limited Partnership is a U.S. Virgin Islands limited partnership (“Tribue”), in which Mr. Erbey has a 0.1% general partner interest, and Salt Pond Holdings, LLC, a U.S. Virgin Islands limited liability company (“Salt Pond”), has a 90% preferred limited partner interest and a 9.9% common limited partner interest. The members of Salt Pond are Erbey Holding (19.3%), Christiansted Trust (56.2%), a U.S. Virgin Islands trust (the “C-Trust”), and Frederiksted Trust (24.5%), a U.S. Virgin Islands trust (the “F-Trust” and together with Mr. Erbey, Mrs. Erbey, Erbey Holding, Munus, Tribue, Salt Pond, the C-Trust, Carisma Trust and Venia, the “Reporting Persons”); Erbey Holding is wholly owned by Carisma Trust. The members of Venia are Mrs. Erbey, John Erbey (Mr. Erbey’s brother) and Andrew Burnett, although Mr. Erbey is given sole investment and voting control over any securities owned by Venia or Carisma Trust. Mr. Erbey, John Erbey, Mrs. Erbey and Salt Pond are co-trustees of the C-Trust, with Mr. Erbey and Salt Pond having authority over investment decisions of the C-Trust. Mr. Erbey, John Erbey, and Salt Pond are co-trustees of the F-Trust.

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(7)	Based solely on information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on January 23, 20187, reporting securities deemed to be beneficially owned as of December 31, 2017, by BlackRock, Inc. Pursuant to the Schedule 13G/A, BlackRock, Inc. has sole voting power of 6,672,804 shares and sole dispositive power of 6,933,425 shares and is reporting beneficial ownership of the shares as the parent holding company or control person of BlackRock Advisors, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Asset Management Ireland Limited, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, and BlackRock Investment Management, LLC.

(8)	Includes options to acquire 63,954 shares which are exercisable on or within 60 days of September 20, 2018.

(9)	Mr. Bourque resigned effective June 22, 2018.

(10)	Does not include 22,272 restricted stock units granted for Board service for the period from May 23, 2018 through our 2019 Annual Meeting which will not vest within 60 days of September 20, 2018.

(11)	Includes options to acquire 124,579 shares which are exercisable on or within 60 days of September 20, 2018.

(12)	Mr. Faris retired effective June 30, 2018. Includes 115,582 shares jointly held by Mr. and Mrs. Ronald M. Faris.

(13)	Does not include 37,175 shares credited to Carol J. Galante pursuant to our Deferral Plan for Directors, which are not settleable until the six-month anniversary of the director’s termination of service. Also does not include 22,272 restricted stock units granted for Board service for the period from May 23, 2018 through our 2019 Annual Meeting which will not vest within 60 days of September 20, 2018.

(14)	Does not include 57,076 shares credited to Robert A. Salcetti pursuant to our Deferral Plan for Directors, which are not settleable until the six-month anniversary of the director’s termination of service. Also does not include 22,272 restricted stock units granted for Board service for the period from May 23, 2018 through our 2019 Annual Meeting which will not vest within 60 days of September 20, 2018.

(15)	Does not include 32,141 shares credited to DeForest B. Soaries, Jr. pursuant to our Deferral Plan for Directors, 12,240 of which are not settleable until the six-month anniversary of the director’s termination of service and 19,901 of which are not settleable until January 1, 2023. Also does not include 22,272 restricted stock units granted for Board service for the period from May 23, 2018 through our 2019 Annual Meeting which will not vest within 60 days of September 20, 2018.

(16)	Includes options to acquire 24,790 shares which are exercisable on or within 60 days of September 20, 2018.

(17)	Includes options to acquire 276,442 shares which are exercisable on or within 60 days of September 20, 2018. The group of current Executive Officers also includes Catherine M. Dondzila, Timothy M. Hayes, and Peter Moenickheim, and omits Ronald M. Faris and Michael R. Bourque, Jr. Although Messrs. Faris and Bourque have terminated their employment with the Company, under Securities and Exchange Commission rules they remain “named executive officers” for the purposes of this proxy statement.

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Beneficial Ownership of Equity Securities of Subsidiary

The following table sets forth certain information regarding the beneficial ownership of preferred stock of our subsidiary, Ocwen Mortgage Servicing, Inc. (“OMS” and such stock, “OMS Preferred Stock”), as of September 20, 2018 by (i) each of our directors (ii) each named executive officer and (iii) all of our directors and current executive officers as a group.

Shares Beneficially Owned
Directors and Named Executive Officers:	Title of Class	Amount of Beneficial Ownership	Percent of Class (as of September 20, 2018)
Scott W. Anderson	—	—	—
Michael R. Bourque, Jr.	—	—	—
Alan J. Bowers	—	—	—
John V. Britti	—	—	—
Jacques J. Busquet	—	—	—
Phyllis R. Caldwell	—	—	—
Ronald M. Faris	—	—	—
Carol J. Galante	—	—	—
Robert J. Lipstein	—	—	—
Robert A. Salcetti	—	—	—
DeForest B. Soaries, Jr.	—	—	—
Arthur C. Walker, Jr.	Class B Preferred	1,000	100%
All Current Directors and Executive Officers as a Group (13 persons)	Class B Preferred	1,000	100%
All Current Directors and Executive Officers as a Group (13 persons)(1)	Class D Preferred	1,000	100%

(1) Includes Timothy M. Hayes, who beneficially owns 1,000 shares of Class D Preferred Stock. Does not include Ronald M. Faris and Michael R. Bourque, Jr., who have terminated their employment with the Company, but under Securities and Exchange Commission rules remain “named executive officers” for the purposes of this proxy statement.

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PROTECTIVE AMENDMENT TO THE ARTICLES OF INCORPORATION

(Proposal 1)

For the reasons discussed below under “Background to Proposal 1,” the Board recommends that shareholders adopt the Protective Amendment. The Protective Amendment is designed to prevent certain transfers of our securities that could result in an “ownership change” under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”) and, therefore, materially inhibit our ability to use certain tax benefits to reduce future income taxes. The Board believes it is in our best interest and the best interest of our shareholders to adopt the Protective Amendment to help avoid this result. As of June 30, 2018, we had total net operating loss carryforwards of approximately $400 million in the United States and United States Virgin Islands jurisdictions, which we estimated to be worth approximately $60 million in potential tax savings under assumptions related to our various relevant jurisdictional tax rates (which assumptions reflect a significant degree of uncertainty) (the “Tax Benefits”).

The purpose of the Protective Amendment is to protect the long-term value of our accumulated Tax Benefits by limiting direct or indirect transfers of our outstanding common stock that could affect the percentage of stock that is treated as being owned by a holder of more than 4.99% of our common stock. The Protective Amendment includes a mechanism to block the impact of such transfers while generally allowing purchasers to receive their money back from prohibited purchases. The Board has adopted resolutions declaring the advisability of amending our Articles of Incorporation as described below and as provided in the accompanying Appendix A, subject to shareholder approval.

The Protective Amendment, if approved by shareholders, would become effective upon filing Articles of Amendment to our Articles of Incorporation with the Secretary of State of the State of Florida, which we would expect to do as soon as practicable after the Protective Amendment is approved by shareholders. Even if approved by the shareholders, the Board retains the authority to abandon the Protective Amendment for any reason at any time prior to the effectiveness of the filing of the Protective Amendment with the Secretary of State of the State of Florida.

Background to Proposal 1

We have significant net operating losses that we believe could offset otherwise taxable income in the United States and United States Virgin Islands.

Our ability to utilize the Tax Benefits to offset future taxable income may be significantly limited if we experience an “ownership change” as defined in Section 382 of the Code (“Section 382”). In general, an “ownership change” will occur when the percentage of our ownership (by value) by one or more “5-percent shareholders” (as defined in the Code) has increased by more than 50% over the lowest percentage owned by such shareholders at any time during the prior three years (calculated on a rolling basis). Accordingly, for the purposes of determining whether there has been an “ownership change,” the change in ownership as a result of purchases by “5-percent shareholders” must be aggregated with certain changes in ownership that occurred over the three-year period ending on the date of such purchases. We are currently in the process of evaluating whether we experienced an ownership change as measured under Section 382, and during 2017 identified risk that an ownership change may have occurred in the United States jurisdiction, which would also result in an ownership change under Section 382 in the United States Virgin Islands jurisdiction. As part of this evaluation, Ocwen is seeking additional information pertaining to certain identified 5% shareholders, and their economic ownership for Section 382 purposes.

An entity that experiences an “ownership change” generally will be subject to an annual limitation on its pre-“ownership change” tax losses and credit carryforwards equal to the equity value of the corporation immediately before the “ownership change,” multiplied by the long-term, tax-exempt rate posted monthly by the Internal Revenue Service (the “IRS”) (subject to certain adjustments). If we were to experience an “ownership change,” it is possible that a significant portion of the Tax Benefits would expire before we would be able to use them to offset future taxable income.

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After careful consideration, the Board believes the most effective way to continue to preserve the Tax Benefits for long-term shareholder value is to amend our Articles of Incorporation as described in this proxy statement.

The Protective Amendment, which is designed to prevent certain transfers of our securities that could result in an “ownership change,” is described below and its full terms can be found in Appendix A to this proxy statement.

The Board urges our shareholders to carefully read this Proposal 1 and the full terms of the Protective Amendment.

It is important to note that the Protective Amendment does not offer a complete solution and an “ownership change” may occur even if the Protective Amendment is adopted. It is also possible that events constituting an “ownership change” may occur prior to the adoption of the Protective Amendment. The limitations of this measure are described in more detail below.

Regardless of whether the Protective Amendment is approved, the Board may, in the future, determine that it is in the best interests of the Company and our shareholders to take further measures intended to protect the Tax Benefits, such as implementing a so-called “rights plan” that would dilute the ownership of individuals or entities attempting to increase their ownership stake beyond prescribed limits.

Notwithstanding the potential limitations of the Protective Amendment and the availability of additional protective measures, the Board believes that the Protective Amendment is an important tool to help prevent an “ownership change” that could substantially reduce or eliminate the significant long-term potential of the Tax Benefits. Accordingly, the Board recommends that shareholders adopt the Protective Amendment.

Description of Protective Amendment

The following description of the Protective Amendment is qualified in its entirety by reference to the full text of the Protective Amendment, which can be found in the accompanying Appendix A. Please read the Protective Amendment in its entirety as the discussion below is only a summary.

Prohibited Transfers. The Protective Amendment generally will restrict any direct or indirect transfer of our common stock (such as transfers of our securities that result from the transfer of interests in other entities that own our common stock) if the effect would be to:

●	increase the direct or indirect ownership of our common stock by any Person (as defined below) from less than 4.99% to 4.99% or more of our common stock; or
●	increase the percentage of our common stock owned directly or indirectly by a Person owning or deemed to own 4.99% or more of our common stock.

“Person” means any individual, partnership, joint venture, limited liability company, firm, corporation, unincorporated association or organization, trust or other “entity” within the meaning of Treasury Regulation § 1.382-3(a)(1), and includes any successor (by merger or otherwise) of any such entity.

Restricted transfers include sales to Persons whose resulting percentage ownership (direct or indirect) of our common stock would exceed the 4.99% thresholds discussed above, or to Persons whose direct or indirect ownership of our common stock would, by attribution, cause another Person to exceed such threshold. Complicated stock ownership rules prescribed by the Code (and regulations promulgated thereunder) will apply in determining whether a Person is a 4.99% shareholder under the Protective Amendment. A transfer from one member of a “public group” (as that term is defined in the regulations under Section 382) to another member of the same public group that does not result in such transferee being treated as a “5-percent shareholder” does not increase the percentage interests taken into account for purposes of determining an “ownership change” and, therefore, such transfers are not restricted. For purposes of determining the existence and identity of, and the amount of our common stock owned by, any shareholder, we will be entitled to rely on the existence or absence of certain public securities filings as of any date, subject to our actual knowledge of the ownership of its common stock. The Protective Amendment includes the right to require a proposed transferee, as a condition to registration of a transfer of our common stock, to provide all information reasonably requested regarding such Person’s direct and indirect ownership of our common stock.

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These transfer restrictions may result in the delay or refusal of certain requested transfers of our common stock, or prohibit ownership (thus requiring dispositions) of our common stock due to a change in the relationship between two or more persons or entities or to a transfer of an interest in an entity other than us that, directly or indirectly, owns our common stock. The transfer restrictions will also apply to proscribe the creation or transfer of certain “options” (which are broadly defined by Section 382) with respect to our securities to the extent that, in certain circumstances, the creation, transfer or exercise of the option would result in a proscribed level of ownership.

Consequences of Prohibited Transfers. Upon adoption of the Protective Amendment, any direct or indirect transfer of excess stock (as defined below) attempted in violation of the Protective Amendment would be void as of the date of the prohibited transfer as to the purported transferee (or, in the case of an indirect transfer, the direct owner of our common stock would be deemed to have disposed of, and would be required to dispose of, the excess stock with such disposition being deemed to occur simultaneously with the transfer), and the purported transferee (or in the case of any indirect transfer, the direct owner) would not be recognized as the owner of the shares owned in violation of the Protective Amendment for any purpose, including for purposes of voting and receiving dividends or other distributions in respect of such shares, or in the case of options, receiving our common stock in respect of their exercise. In this proxy statement, “excess stock” refers to shares of our common stock purportedly acquired in violation of the Protective Amendment; provided that, with respect to any purported transfer of our common stock (or series of transfers of which such transfer is a part) that would result in any person or persons becoming a 4.99% shareholder, only those shares of our common stock that cause the applicable person’s or persons’ ownership to exceed the 4.99% ownership percentage threshold set forth above would be excess stock.

In addition to a prohibited transfer being void as of the date it is attempted, upon demand, the purported transferee must transfer the excess stock to an agent designated by the Board (the “Agent”) along with any dividends or other distributions paid with respect to such excess stock. The Agent is required to sell such excess stock in an arm’s-length transaction (or series of transactions) that would not constitute a violation under the Protective Amendment. The net proceeds of the sale, together with any other distributions with respect to such excess stock received by the Agent, after deduction of all costs incurred by the Agent, will be transferred first to the purported transferee in an amount, if any, up to the cost (or, in the case of gift, inheritance or similar transfer, the fair market value of the excess stock on the date of the prohibited transfer) incurred by the purported transferee to acquire such excess stock, and the balance of the proceeds, if any, will be distributed to a charitable beneficiary. If the excess stock is sold by the purported transferee, such person will be treated as having sold the excess stock on behalf of the Agent, and will be required to remit all proceeds to the Agent (except to the extent we grant written permission to the purported transferee to retain an amount, not to exceed the amount such person otherwise would have been entitled to retain had the Agent sold such shares).

To the extent permitted by law, any shareholder who knowingly violates the Protective Amendment will be liable for any and all damages we suffer as a result of such violation, including damages resulting from any limitation in our ability to use the Tax Benefits and any professional fees incurred in connection with addressing such violation.

With respect to any transfer that does not involve a transfer of our securities within the meaning of Florida law but that would cause a person to violate the Protective Amendment, the following procedures will apply in lieu of those described above: The person to whom ownership of our securities is attributed, and/or the direct holder of the securities which are the subject of the ownership attribution, will be deemed to have disposed of (and will be required to dispose of) sufficient securities, simultaneously with the transfer, to avoid violation of the Protective Amendment, and such securities will be treated as excess stock to be disposed of through the Agent under the provisions summarized above, with the maximum amount payable to such shareholder that was the direct holder of such excess stock from the proceeds of sale by the Agent being the fair market value of such excess stock at the time of the prohibited transfer.

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Public Groups; Modification and Waiver of Transfer Restrictions. Generally, but not always, shareholders owning less than 5% of our outstanding common stock are aggregated together as a “public group” for the purposes of Section 382. A transfer from one member of a “public group” to another member of the same public group that does not result in such transferee being treated as a “5-percent shareholder” does not increase the percentage interests taken into account for purposes of determining an “ownership change” and, therefore, such transfers are generally not restricted.

In addition, the Board will have the discretion to approve a transfer of our common stock that would otherwise violate the transfer restrictions if it determines that the transfer would not cause an “ownership change” under Section 382. While such a transfer would not itself cause an “ownership change,” such a transfer could increase the likelihood of, or accelerate the timing of, a future “ownership change” that could limit our use of the Tax Benefits. Further, the Board may permit a transfer even if such transfer is likely to cause an “ownership change” if it determines such a transfer would be in the best interests of the Company and our shareholders, notwithstanding the potential impairment of the Tax Benefits, including, without limitation, in circumstances involving an acquisition of the Company. In deciding whether to grant a waiver, the Board may seek the advice of counsel and tax experts with respect to the preservation of the Tax Benefits. In addition, the Board may request relevant information from the acquirer and/or selling party in order to determine compliance with the Protective Amendment or the status of the Tax Benefits, including an opinion of counsel selected by the Company (the cost of which will be borne by the transferor and/or the transferee) that the transfer will not result in a limitation on the use of the Tax Benefits. If the Board decides to grant a waiver, it may impose conditions on such waiver on the acquirer or selling party.

In the event of a change in law, the Board will be authorized to modify the applicable allowable percentage ownership interest (currently less than 4.99%) or modify any of the definitions, terms and conditions of the transfer restrictions or to eliminate the transfer restrictions, provided that the Board determines, by adopting a resolution, that such action is reasonably necessary or advisable to preserve the Tax Benefits or that the continuation of these restrictions is no longer reasonably necessary for such purpose, as applicable. Our shareholders will be notified of any such determination through a filing with the Securities and Exchange Commission or such other method of notice as our Secretary shall deem appropriate. The Board may establish, modify, amend or rescind bylaws and procedures for purposes of determining whether any transfer of our common stock would jeopardize our ability to preserve and use the Tax Benefits.

Implementation and Expiration of the Protective Amendment

If our shareholders approve the Protective Amendment, we intend to file it promptly with the Secretary of State of the State of Florida, whereupon the Protective Amendment will become effective. Subject to possible waivers, we intend to enforce the restrictions in the Protective Amendment to preserve the future use of the Tax Benefits. We also intend to include a legend reflecting the transfer restrictions included in the Protective Amendment on certificates representing newly issued or transferred shares and to disclose such restrictions to our stock transfer agent, to persons holding our common stock in uncertificated form, and to the public generally via our filings with the Securities and Exchange Commission.

The Protective Amendment would expire on the earliest of (i) the close of business on the second anniversary of the date on which the Protective Amendment is filed with the Secretary of State of the State of Florida, (ii) the Board’s determination that the Protective Amendment is no longer necessary for the preservation of the Tax Benefits because of the repeal of Section 382 or any successor statute, (iii) the beginning of a taxable year to which the Board determines that none of the Tax Benefits may be carried forward, and (iv) such date as the Board otherwise determines that the Protective Amendment is no longer reasonably necessary or advisable for the preservation of the Tax Benefits due to a change in the law or otherwise.

Effectiveness and Enforceability

Although the Protective Amendment is intended to reduce the likelihood of an “ownership change,” we cannot eliminate the possibility that an “ownership change” will occur even if the Protective Amendment is adopted given that:

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●	The Board can permit a transfer to an acquirer that results or contributes to an “ownership change” if it determines that such transfer is in our best interest and the best interest of our shareholders.
●	A court could find that part or all of the Protective Amendment is not enforceable, either in general or as to a particular fact situation. Florida law provides that transfer restrictions with respect to shares issued prior to the adoption of the restriction are effective against (i) holders of those securities that are parties to the applicable agreement or voted in favor of the restriction and (ii) purported transferees of such holders if (A) the transfer restriction is noted conspicuously on the certificate(s) representing such shares or (B) the transfer restriction is contained in an information statement required by Section 607.0626(2) of the Florida Business Corporations Act; provided that no transfer restriction is enforceable if the holder or transferee had no actual knowledge of the transfer restrictions. We intend to cause shares of our common stock issued after the effectiveness of the Protective Amendment to be issued with the relevant transfer restriction conspicuously noted on the certificate(s) representing such shares, and therefore under Florida law such newly issued shares will be subject to the transfer restriction. We also intend to disclose such restrictions to persons holding our common stock in uncertificated form. For the purpose of determining whether a shareholder is subject to the Protective Amendment, we intend to take the position that all shares issued prior to the effectiveness of the Protective Amendment that are proposed to be transferred were voted in favor of the Protective Amendment, unless the contrary is established. We may also assert that shareholders have waived the right to challenge or otherwise cannot challenge the enforceability of the Protective Amendment, unless a shareholder establishes that it did not vote in favor of the Protective Amendment. Nonetheless, despite these actions, a court still could find that the Protective Amendment is unenforceable, either in general or as applied to a particular shareholder or fact situation.
●	Despite the adoption of the Protective Amendment, there is still a risk that certain changes in relationships among shareholders or other events could cause an “ownership change” under Section 382. Accordingly, we cannot assure that an “ownership change” will not occur even if the Protective Amendment is made effective.

As a result of these and other factors, the Protective Amendment serves to reduce, but does not eliminate, the risk that we will undergo an “ownership change” that would limit our ability to utilize the Tax Benefits.

Section 382 Ownership Change Determinations

The rules of Section 382 are very complex, some of which are beyond the scope of this summary discussion. Some of the factors that must be considered in determining whether a Section 382 “ownership change” has occurred include the following:

●	Each shareholder who owns less than 5% of our common stock is generally (but not always) aggregated with other such shareholders and treated as a single “5-percent shareholder” that is a “public group” for purposes of Section 382. Transactions within a “public group” among such shareholders are generally (but not always) excluded from the Section 382 calculation.
●	There are several rules regarding the aggregation and segregation of shareholders who are not individually “5-percent shareholders.” Ownership of stock is generally attributed to its ultimate beneficial owner without regard to ownership by nominees, trusts, corporations, partnerships or other entities.
●	Acquisitions by a person that cause the person to become a “5-percent shareholder” may result in a 5% (or more) change in ownership, regardless of the size of the final purchase(s) that caused the threshold to be exceeded.
●	Certain constructive ownership rules, which generally attribute ownership of stock owned by estates, trusts, corporations, partnerships or other entities to the ultimate indirect individual owner thereof, or to related individuals, are applied in determining the level of stock ownership of a particular shareholder. Special rules can result in the treatment of options (including warrants) or other similar interests as having been exercised if such treatment would result in an “ownership change.”
●	A redemption or buyback of our common stock by us would increase the ownership of any “5-percent shareholder” (including groups of shareholders who are not individually 5-percent shareholders) and subject to certain exceptions can contribute to an “ownership change.” In addition, it is possible that a redemption or buyback of shares could cause a holder of less than 5% to become a “5-percent shareholder,” which may result in a 5% (or more) change in ownership.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT YOU VOTE “FOR”

THE PROTECTIVE AMENDMENT TO THE ARTICLES OF INCORPORATION

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ADJOURNMENT PROPOSAL

(Proposal 2)

Approval of Proposal 2 would permit the adjournment of the Special Meeting, if necessary, for the purpose of soliciting additional proxies, if there are not sufficient votes at the time of the Special Meeting to approve the Protective Amendment.

If Proposal 2 is approved, we may adjourn the meeting to solicit additional proxies. We do not anticipate that we will adjourn or postpone the Special Meeting except for this purpose, unless we are advised by counsel that such adjournment or postponement is necessary under applicable law. Any adjournment or postponement of the Special Meeting for the purpose of soliciting additional proxies will allow our shareholders who have already submitted their proxies to revoke them prior to the Special Meeting, as adjourned or postponed.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT YOU VOTE “FOR” THE ADJOURNMENT PROPOSAL

CERTAIN CONSIDERATIONS RELATED TO THE PROTECTIVE AMENDMENT

The Board believes that attempting to protect our Tax Benefits as described above under “Background to Proposal 1” is in our best interest and the best interest of our shareholders. However, we cannot eliminate the possibility that an “ownership change” will occur even if the Protective Amendment is adopted. Please consider the items discussed below in voting on Proposal 1.

Risk of IRS and/or BIR Challenge

Neither the U.S. Internal Revenue Service (“IRS”) nor the Virgin Islands Bureau of Internal Revenue (“BIR”) has audited or otherwise validated the amount of Tax Benefits. The IRS and/or the BIR could challenge the amount of Tax Benefits, which could limit our ability to utilize the Tax Benefits to reduce our future income tax liability. In addition, the complexity of Section 382 of the Code and the limited knowledge any public company has about the ownership of its publicly traded stock make it difficult to determine whether an “ownership change” has occurred. Therefore, we cannot assure you that neither the IRS nor the NIR will claim that we have experienced an “ownership change” and attempt to reduce or eliminate the benefit of the Tax Benefits even if the Protective Amendment is in place.

Continued Risk of Ownership Change

Although the Protective Amendment is intended to reduce the likelihood of an “ownership change,” we cannot provide assurance that it would prevent all transfers of our common stock that could result in an “ownership change.” In particular, absent a court determination, we cannot provide assurance that the Protective Amendment’s restrictions on acquisition of our common stock will be enforceable against all of our shareholders, and they may be subject to legal challenge, as discussed above under Proposal 1 and below under “Effect of the Protective Amendment if you vote against it.”

Potential Effects on Liquidity

The Protective Amendment will restrict a shareholder’s ability to acquire, directly or indirectly, additional shares of our common stock in excess of the specified limitations. Furthermore, a shareholder’s ability to dispose of our common stock may be limited by reducing the number of potential acquirers for such common stock. In addition, a shareholder’s ownership of our common stock may become subject to the restrictions of the Protective Amendment upon actions taken by persons related to, or affiliated with, such shareholder. Shareholders are advised to monitor carefully their ownership of our common stock and consult with their own legal advisors and/or the Company to determine whether their ownership of our common stock approaches the restricted levels.

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Potential Impact on Value

If the Protective Amendment is adopted, the Board intends to disclose the transfer restrictions in the Protective Amendment to persons holding our common stock in uncertificated form, disclose such restrictions to the public generally and include a legend reflecting such restrictions on certificates representing newly issued or transferred shares. We cannot offer any assurances as to how potential buyers of our common stock will respond to these restrictions. Persons who might otherwise purchase shares may be deterred by the knowledge that their ownership stake will (absent a waiver) be capped at 4.99%. In addition, certain institutional holders or others may not be comfortable holding stock with restrictive legends. Consequently, we may reduce the pool of interested buyers for our common stock, which could have a depressive effect on our stock price.

Anti-Takeover Effect

The Board has proposed the Protective Amendment in order to preserve the long-term value of the Tax Benefits and the Protective Amendment is not primarily intended to protect against potential corporate takeovers. Nonetheless, the Protective Amendment, if approved by shareholders, could have an anti-takeover effect because, among other things, it will restrict the ability of a person, entity or group to accumulate 4.99% or more of our common stock. As discussed above, because the Board may, but is not required to, waive the restrictions under the Protective Amendment as to a potential acquirer, the overall effect of the Protective Amendment, if approved by our shareholders, may be to render more difficult, or discourage, a merger, tender offer, proxy contest or assumption of control by a substantial holder of our securities.

Effect of the Protective Amendment if you vote for it

Regardless of whether you own more than 4.99% of our outstanding common stock or less than 4.99%, if the Protective Amendment is approved, you will be able to transfer shares of our common stock only if the transfer does not increase the percentage of stock ownership of a holder of 4.99% or more of our common stock or create a new holder of 4.99% or more of our common stock. You will also be able to transfer your shares of our common stock through open-market sales to a “public group” as discussed above under Proposal 1.

If you already own more than 4.99% of our common stock, you will not be able to acquire additional shares. If you own less than 4.99% of our common stock, you may acquire additional shares so long as after such acquisition, you would continue to own less than 4.99% of our common stock.

All of the above restrictions are subject to waiver at the discretion of the Board, as described above under Proposal 1.

Effect of the Protective Amendment if you vote against it

Florida law provides that transfer restrictions with respect to shares issued prior to the adoption of the restriction are effective against (i) holders of those securities that are parties to the applicable agreement or voted in favor of the restriction and (ii) purported successors or transferees of such holders if (A) the transfer restriction is noted conspicuously on the certificate(s) representing such shares or (B) the transfer restriction is contained in an information statement required by Section 607.0626(2) of the Florida Business Corporations Act; provided that no transfer restriction is enforceable if the holder or transferee had no actual knowledge of the transfer restrictions. We intend to cause shares of our common stock issued after the effectiveness of the Protective Amendment to be issued with the relevant transfer restriction conspicuously noted on the certificate(s) representing such shares, and therefore, under Florida law, such newly issued shares will be subject to the transfer restriction. We also intend to disclose such restrictions to persons holding our common stock in uncertificated form. For the purpose of determining whether a shareholder is subject to the Protective Amendment, we intend to take the position that all shares issued prior to the effectiveness of the Protective Amendment that are proposed to be transferred were voted in favor of the Protective Amendment, unless the contrary is established. We may also assert that shareholders have waived the right to challenge or otherwise cannot challenge the enforceability of the Protective Amendment, unless a shareholder establishes that it did not vote in favor of the Protective Amendment. Nonetheless, despite these actions, a court still could find that the Protective Amendment is unenforceable, either in general or as applied to a particular shareholder or fact situation.

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SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2019 ANNUAL MEETING

Requirements for Proposals to be Considered for Inclusion in Proxy Materials

Any proposal which a shareholder desires to have considered for inclusion in our proxy materials relating to our 2019 Annual Meeting of Shareholders must be received by the Secretary of Ocwen at our principal executive offices no later than December 20, 2018 and must comply with the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

Requirements for Proposals Not Intended for Inclusion in Proxy Materials and for Nomination of Director Candidates

If a shareholder wants to present a proposal, or nominate a person for election as Director, at the 2019 Annual Meeting, we must receive written notice of the proposal or nomination no earlier than December 20, 2018 and no later than January 19, 2019, which notice of the proposal or nomination must meet the requirements set forth in Sections 1.1 and 2.2 of our Bylaws, respectively. Under the circumstances described in, and upon compliance with, Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended, management proxies would be allowed to use their discretionary voting authority to vote on any matter with respect to which the foregoing requirements have been met.

Procedure for Submitting Proposals and Nomination of Director Candidates

Requests to have a shareholder proposal considered for inclusion in our 2019 proxy materials and notices of intent to present a proposal or nomination directly at the 2019 Annual Meeting should be mailed to our Secretary at Ocwen Financial Corporation, 1661 Worthington Road, Suite 100, West Palm Beach, Florida 33409. Notices should be sent by first class United States mail or by a nationally recognized courier service. If you use the mail, we recommend that you use certified mail, return receipt requested.

OTHER MATTERS

Solicitation

Proxies will be solicited on behalf of the Board by mail or electronic means, and we will pay the solicitation costs. Copies of this proxy statement will be supplied to Brokers for the purpose of soliciting proxies from beneficial owners. In addition to solicitations by mail or electronic means, our Directors, officers and employees may solicit proxies personally or by telephone without additional compensation. In addition, we have engaged D.F. King & Co., Inc. to act as our proxy solicitor and have agreed to pay approximately $6,000 plus reasonable expenses for such services.

Householding

We have adopted a procedure called “householding,” which the Securities and Exchange Commission has approved. Under this procedure, shareholders of record who have the same address and last name and did not receive their proxy materials electronically will receive only one copy of our proxy materials unless we receive contrary instructions from one or more of such shareholders. Upon oral or written request, we will deliver promptly a separate copy of the proxy materials to a shareholder at a shared address to which a single copy of proxy materials was delivered. If you are a shareholder of record at a shared address to which we delivered a single copy of the proxy materials and you desire to receive a separate copy of the proxy materials for the Special Meeting or for our future meetings, or if you are a shareholder at a shared address to which we delivered multiple copies of the proxy materials and you desire to receive one copy in the future, please submit your request to the Householding Department of Broadridge Financial Solutions, Inc. at 51 Mercedes Way, Edgewood, New York 11717, or at 1-800-542-1061. If you are a beneficial shareholder, please contact your Broker directly if you have questions, require additional copies of the proxy materials, wish to receive multiple reports by revoking your consent to householding or wish to request single copies of the proxy materials in the future.

Electronic Access

This proxy statement may be viewed online at www.ocwen.com in the Financial Information section under the “Shareholders” tab. If you are a shareholder of record, you can elect to access future proxy statements electronically by following the instructions provided on the proxy card. If you choose this option, you will receive a notice by mail listing the website locations, and your choice will remain in effect until you notify us by mail that you wish to resume mail delivery of these documents. If you hold your common stock through a Broker, refer to the information provided by your Broker for instructions on how to elect this option.

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Appendix A

FORM OF ARTICLES OF AMENDMENT
TO
AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
OCWEN FINANCIAL CORPORATION
PURSUANT TO SECTION 607.1006 OF THE
FLORIDA BUSINESS CORPORATION ACT

Ocwen Financial Corporation, a Florida corporation (the “Company”) adopts the following Articles of Amendment to its Amended and Restated Articles of Incorporation. These Articles of Amendment to the Amended and Restated Articles of Incorporation add an Article VI to the Amended and Restated Articles of Incorporation to read in its entirety as follows:

ARTICLE VI

1. Definitions. As used in this Article VI, the following capitalized terms have the following meanings when used herein with initial capital letters (and any references to any portions of Treas. Reg. § 1.382-2T shall include any successor provisions):

(a).	“4.99-percent Transaction” means any Transfer described in clause (a) or (b) of Section 2 of this Article VI.
(b).	“4.99-percent Shareholder” means a Person or group of Persons that is a “5-percent shareholder” of the Company pursuant to Treas. Reg. § 1.382-2T(g), as applied by replacing “5-percent” with “4.99-percent” and “five percent” with “4.99 percent,” where applicable.
(c).	“Agent” has the meaning set forth in Section 5 of this Article VI.
(d).	“Board of Directors” means the board of directors of the Company.
(e).	“Code” means the United States Internal Revenue Code of 1986, as amended. For the avoidance of doubt, Code also includes “An Act to provide for reconciliation pursuant to titles II and V of the concurrent resolution on the budget for fiscal year 2018,” (P.L. 115-97).
(f).	“Company Security” or “Company Securities” means (i) any Stock, (ii) shares of preferred stock issued by the Company (other than preferred stock described in § 1504(a)(4) of the Code), and (iii) warrants, rights, or options (including options within the meaning of Treas. Reg. § 1.382-2T(h)(4)(v) or Treas. Reg. § 1.382-4(d)(9)) to purchase securities of the Company.
(g).	“Effective Date” means the initial date of filing of these Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company with the Secretary of State of the State of Florida.
(h).	“Excess Securities” has the meaning set forth in Section 4 of this Article VI.
(i).	“Expiration Date” means the earliest of (i) the close of business on the date that is the second anniversary of the Effective Date, (ii) the repeal of Section 382 of the Code or any successor statute if the Board of Directors determines that this Article VI is no longer necessary or desirable for the preservation of Tax Benefits, (iii) the close of business on the first day of a taxable year of the Company as to which the Board of Directors determines that no Tax Benefits may be carried forward or (iv) such date as the Board of Directors shall fix in accordance with Section 12 of this Article VI.
(j).	“Percentage Stock Ownership” means the percentage Stock Ownership interest of any Person or group (as the context may require) for purposes of Section 382 of the Code as determined in accordance with Treas. Reg. § 1.382-2(a)(3), Treas. Reg. § 1.382-2T(g), (h), (j) and (k) and Treas. Reg. § 1.382-4, or any successor provisions and other pertinent Internal Revenue Service guidance.
(k).	“Person” means any individual, partnership, joint venture, limited liability company, firm, corporation, unincorporated association or organization, trust or other entity or any group of such “Persons” having a formal or informal understanding among themselves to make a “coordinated acquisition” of shares within the meaning of Treas. Reg. § 1.382-3(a)(1) or who are otherwise treated as an “entity” within the meaning of Treas. Reg. § 1.382-3(a)(1), and shall include any successor (by merger or otherwise) of any such entity or group.
(l).	“Prohibited Distributions” means any and all dividends or other distributions paid by the Company with respect to any Excess Securities received by a Purported Transferee.
(m).	“Prohibited Transfer” means any Transfer or purported Transfer of Company Securities to the extent that such Transfer is prohibited and/or void under this Article VI.
(n).	“Public Group” has the meaning set forth in Treas. Reg. § 1.382-2T(f)(13).
(o).	“Purported Transferee” has the meaning set forth in Section 4 of this Article VI.
(p).	“Remedial Holder” has the meaning set forth in Section 7 of this Article VI.
(q).	“Stock” means any interest that would be treated as “stock” of the Company pursuant to Treas. Reg. § 1.382-2T(f)(18).

A-1

(r).	“Stock Ownership” means any direct or indirect ownership of Stock, including any ownership by virtue of application of constructive ownership rules, with such direct, indirect and constructive ownership determined under the provisions of Section 382 of the Code and the Treasury Regulations thereunder, including, for the avoidance of doubt, any ownership whereby a Person owns Stock pursuant to a “coordinated acquisition” treated as a single “entity” as defined in Treas. Reg. § 1.382-3(a)(1), or such Stock is otherwise aggregated with Stock owned by such Person pursuant to the provisions of Section 382 of the Code and the Treasury Regulations thereunder.
(s).	“Tax Benefits” means the net operating loss carry forwards, capital loss carry forwards, general business credit carry forwards, alternative minimum tax credit carry forwards, foreign tax credit carry forwards, disallowed net business interest expense carry forwards under Section 163(j), any credits under Section 53, and any other item that may reduce or result in any credit against any income taxes owed by the Company or any of its subsidiaries or refundable credits, including, but not limited to, any item subject to limitation under Section 382 or Section 383 of the Code and the Treasury Regulations promulgated thereunder, as well as any loss or deduction attributable to a “net unrealized built-in loss” of the Company or any direct or indirect subsidiary thereof, within the meaning of Section 382 of the Code and the Treasury Regulations promulgated thereunder.
(t).	“Transfer” means, any direct or indirect sale, transfer, assignment, conveyance, pledge or other disposition, event or occurrence or other action taken by a Person, other than the Company, that alters the Percentage Stock Ownership of any Person or group, including, a transfer by gift or by operation of law. A Transfer also shall include the creation or grant of an option (including an option within the meaning of Treas. Reg. § 1.382-4(d)). For the avoidance of doubt, a Transfer shall not include the creation or grant of an option by the Company, nor shall a Transfer include the issuance of Stock by the Company.
(u).	“Transferee” means any Person to whom Company Securities are Transferred.
(v).	“Treasury Regulations” or “Treas. Reg.” means the regulations, including temporary regulations or any successor regulations, promulgated under the Code, as amended from time to time.

2. Transfer and Ownership Restrictions. In order to preserve the Tax Benefits, from and after the Effective Date of this Article VI any attempted Transfer of Company Securities prior to the Expiration Date and any attempted Transfer of Company Securities pursuant to an agreement entered into prior to the Expiration Date shall be prohibited and void ab initio to the extent (and only to the extent) that, as a result of such Transfer (or any series of Transfers of which such Transfer is a part), either (a) any Person or Persons would become a 4.99-percent Shareholder or (b) the Percentage Stock Ownership in the Company of any 4.99-percent Shareholder would be increased. The prior sentence is not intended to prevent Company Securities from being DTC-eligible and shall not preclude the settlement of any transaction in Company Securities entered into through the facilities of a national securities exchange; provided, however, that the Company Securities and parties involved in such transaction shall remain subject to the provisions of this Article VI in respect of such transaction.

3. Exceptions.

(a) Notwithstanding anything to the contrary herein, Transfers to a Public Group (including a new Public Group created under Treas. Reg. § 1.382-2T(j)(3)(i)) shall be permitted.

(b) The restrictions set forth in Section 2 of this Article VI shall not apply to an attempted Transfer that is a 4.99-percent Transaction if the transferor or the Transferee obtains the written approval of the Board of Directors or a duly authorized committee thereof. As a condition to granting its approval pursuant to this Section 3 of this Article VI, the Board of Directors may, in its discretion, require (at the expense of the transferor and/or Transferee) an opinion of counsel selected by the Board of Directors that the Transfer shall not result in a limitation on the use of the Tax Benefits as a result of the application of Section 382 of the Code; provided that the Board of Directors may grant such approval notwithstanding the effect of such approval on the Tax Benefits if it determines that the approval is in the best interests of the Company. The Board of Directors may grant its approval in whole or in part with respect to such Transfer and may impose any conditions that it deems reasonable and appropriate in connection with such approval, including, without limitation, restrictions on the ability of any Transferee to Transfer Stock acquired through a Transfer. Approvals of the Board of Directors hereunder may be given prospectively or retroactively. The Board of Directors, to the fullest extent permitted by law, may exercise the authority granted by this Article VI through duly authorized officers or agents of the Company. Nothing in this Section 3 of this Article VI shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.

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4. Excess Securities.

(a) No employee or agent of the Company shall record any Prohibited Transfer, and the purported transferee of such a Prohibited Transfer (the “Purported Transferee”) shall not be recognized as a shareholder of the Company for any purpose whatsoever in respect of the Company Securities to the extent such Company Securities are the subject of the Prohibited Transfer (the “Excess Securities”); it being understood that with respect to any Transfer (or series of Transfers of which such Transfer is a part) that would result in any Person or Persons becoming a 4.99-percent Shareholder, only those Corporation Securities that cause the applicable Person’s or Persons’ Percentage Stock Ownership to exceed the threshold set forth in the definition of “4.99-percent Shareholder” shall be Excess Securities. The Purported Transferee shall not be entitled, with respect to such Excess Securities, to any rights of shareholders of the Company, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any, and the Excess Securities shall be deemed to remain with the transferor unless and until the Excess Securities are transferred to the Agent pursuant to Section 5 of this Article VI or until an approval is obtained under Section 3 of this Article VI. After the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, the Company Securities shall cease to be Excess Securities. For this purpose, any Transfer of Excess Securities not in accordance with the provisions of this Section 4 or Section 5 of this Article VI shall also be a Prohibited Transfer.

(b) The Company may require as a condition to the registration of the Transfer of any Company Securities or the payment of any distribution on any Company Securities that the proposed Transferee or payee furnish to the Company all information reasonably requested by the Company with respect to its direct or indirect ownership interests in such Company Securities. The Company may make such arrangements or issue such instructions to its stock transfer agent as may be determined by the Board of Directors to be necessary or advisable to implement this Article VI, including, without limitation, authorizing such transfer agent to require an affidavit from a Purported Transferee regarding such Person’s actual and constructive ownership of Stock and other evidence that a Transfer will not be prohibited by this Article VI as a condition to registering any transfer.

5. Transfer to Agent. If the Board of Directors determines that a Transfer of Company Securities constitutes a Prohibited Transfer, then, upon written demand by the Company sent within thirty days of the date on which the Board of Directors determines that a Transfer constitutes a Prohibited Transfer, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee’s possession or control, together with any Prohibited Distributions, to an agent designated by the Board of Directors (the “Agent”). The Agent shall thereupon sell to a buyer or buyers, which may include the Company, the Excess Securities transferred to it in one or more arm’s-length transactions (on the public securities market on which such Excess Securities are traded, if possible, or otherwise privately); provided, however, that any such sale must not constitute a Prohibited Transfer and provided, further, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent’s discretion, such sale or sales would disrupt the market for the Company Securities or otherwise would adversely affect the value of the Company Securities. If the Purported Transferee has resold the Excess Securities before receiving the Company’s demand to surrender Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the Company grants written permission to the Purported Transferee to retain a portion of such sale proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to Section 6 of this Article VI if the Agent rather than the Purported Transferee had resold the Excess Securities.

6. Application of Proceeds and Prohibited Distributions. The Agent shall apply any proceeds of a sale by it of Excess Securities and, if the Purported Transferee has previously resold the Excess Securities, any amounts received by it from a Purported Transferee, together, in either case, with any Prohibited Distributions, as follows: (i) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder; (ii) second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or the fair market value at the time of the Transfer, in the event the purported Transfer of the Excess Securities was, in whole or in part, a gift, inheritance or similar Transfer) which amount (or fair market value) shall be determined at the discretion of the Board of Directors; and (iii) third, any remaining amounts shall be paid to one or more organizations selected by the Board of Directors which is described under Section 501(c)(3) of the Code (or any comparable successor provision) and contributions to which are eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2552 of the Code. The Purported Transferee of Excess Securities shall have no claim, cause of action or any other recourse whatsoever against any transferor of Excess Securities. The Purported Transferee’s sole right with respect to such shares shall be limited to the amount payable to the Purported Transferee pursuant to this Section 6 of this Article VI. In no event shall the proceeds of any sale of Excess Securities pursuant to this Section 6 of this Article VI inure to the benefit of the Company or the Agent, except to the extent used to cover costs and expenses incurred by Agent in performing its duties hereunder.

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7. Modification of Remedies for Certain Indirect Transfers. In the event of any Transfer that does not involve a transfer of Company Securities within the meaning of Florida law but that would cause a 4.99-percent Shareholder to violate a restriction on Transfers provided for in this Article VI, the application of Sections 5 and 6 of this Article VI shall be modified as described in this Section 7 of this Article VI. In such case, no such 4.99-percent Shareholder shall be required to dispose of any interest that is not a Company Security, but such 4.99-percent Shareholder and/or any Person whose ownership of Company Securities is attributed to such 4.99-percent Shareholder (such 4.99-percent Shareholder or other Person, a “Remedial Holder”) shall be deemed to have disposed of and shall be required to dispose of sufficient Company Securities (which Company Securities shall be disposed of in the inverse order in which they were acquired) to cause such 4.99-percent Shareholder, following such disposition, not to be in violation of this Article VI. Such disposition shall be deemed to occur simultaneously with the Transfer giving rise to the application of this provision, and such number of Company Securities that are deemed to be disposed of shall be considered Excess Securities and shall be disposed of through the Agent as provided in Sections 5 and 6 of this Article VI, except that the maximum aggregate amount payable to a Remedial Holder in connection with such sale shall be the fair market value of such Excess Securities at the time of the purported Transfer. A Remedial Holder shall not be entitled, with respect to such Excess Securities, to any rights of shareholders of the Company, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any, following the time of the purported Transfer. All expenses incurred by the Agent in disposing of such Excess Stock shall be paid out of any amounts due such 4.99-percent Shareholder or such other Person. The purpose of this Section 7 of this Article VI is to extend the restrictions in Sections 2 and 5 of this Article VI to situations in which there is a 4.99-percent Transaction without a direct Transfer of Company Securities, and this Section 7 of this Article VI, along with the other provisions of this Article VI, shall be interpreted to produce the same results, with differences as the context requires, as a direct Transfer of Company Securities.

8. Legal Proceedings; Prompt Enforcement. If the Purported Transferee fails to surrender the Excess Securities or the proceeds of a sale thereof, in either case, with any Prohibited Distributions, to the Agent within thirty days from the date on which the Company makes a written demand pursuant to Section 5 of this Article VI (whether or not made within the time specified in Section 5 of this Article VI), then the Company may take such actions as it deems appropriate to enforce the provisions hereof, including the institution of legal proceedings to compel the surrender. Nothing in this Section 8 of this Article VI shall (i) be deemed inconsistent with any Transfer of the Excess Securities provided in this Article VI being void ab initio, (ii) preclude the Company in its discretion from immediately bringing legal proceedings without a prior demand or (iii) cause any failure of the Company to act within the time periods set forth in Section 5 of this Article VI to constitute a waiver or loss of any right of the Company under this Article VI. The Board of Directors may authorize such additional actions as it deems advisable to give effect to the provisions of this Article VI.

9. Liability. To the fullest extent permitted by law, any shareholder subject to the provisions of this Article VI who knowingly violates the provisions of this Article VI and any Persons controlling, controlled by or under common control with such shareholder shall be jointly and severally liable to the Company for, and shall indemnify and hold the Company harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in, or elimination of, the Company’s ability to utilize its Tax Benefits, and attorneys’ and auditors’ fees incurred in connection with such violation.

10. Obligation to Provide Information. As a condition to the registration of the Transfer of any Stock, any Person who is a beneficial, legal or record holder of Stock, and any proposed Transferee and any Person controlling, controlled by or under common control with the proposed Transferee, shall provide such information as the Company may request from time to time in order to determine compliance with this Article VI or the status of the Tax Benefits of the Company.

11. Legends. The Board of Directors will require that any certificates issued by the Company evidencing ownership of shares of Stock that are subject to the restrictions on transfer and ownership contained in this Article VI bear the following legend:

“THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF THE COMPANY CONTAIN RESTRICTIONS PROHIBITING THE TRANSFER (AS DEFINED IN THE AMENDED AND RESTATED ARTICLES OF INCORPORATION) OF STOCK OF THE COMPANY (INCLUDING THE CREATION OR GRANT OF CERTAIN OPTIONS, RIGHTS AND WARRANTS) WITHOUT THE PRIOR AUTHORIZATION OF THE BOARD OF DIRECTORS OF THE COMPANY (THE “BOARD OF DIRECTORS”) IF SUCH TRANSFER AFFECTS THE PERCENTAGE OF STOCK OF THE COMPANY (WITHIN THE MEANING OF SECTION 382 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND THE TREASURY REGULATIONS PROMULGATED THEREUNDER) THAT IS TREATED AS OWNED BY A 4.99-PERCENT SHAREHOLDER (AS DEFINED IN THE AMENDED AND RESTATED ARTICLES OF INCORPORATION). IF THE TRANSFER RESTRICTIONS ARE VIOLATED, THEN THE TRANSFER WILL BE VOID AB INITIO AND THE PURPORTED TRANSFEREE OF THE STOCK WILL BE REQUIRED TO TRANSFER EXCESS SECURITIES (AS DEFINED IN THE AMENDED AND RESTATED ARTICLES OF INCORPORATION) TO THE COMPANY’S AGENT. IN THE EVENT OF A TRANSFER WHICH DOES NOT INVOLVE SECURITIES OF THE COMPANY WITHIN THE MEANING OF THE FLORIDA BUSINESS CORPORATION ACT (“SECURITIES”) BUT WHICH WOULD VIOLATE THE TRANSFER RESTRICTIONS, THE PURPORTED TRANSFEREE (OR THE RECORD OWNER) OF THE SECURITIES THAT VIOLATE THE TRANSFER RESTRICTIONS WILL BE REQUIRED TO TRANSFER SUFFICIENT SECURITIES PURSUANT TO THE TERMS PROVIDED FOR IN THE AMENDED AND RESTATED ARTICLES OF INCORPORATION TO CAUSE THE 4.99-PERCENT SHAREHOLDER TO NO LONGER BE IN VIOLATION OF THE TRANSFER RESTRICTIONS. THE COMPANY WILL FURNISH WITHOUT CHARGE TO THE HOLDER OF RECORD OF THIS CERTIFICATE A COPY OF THE AMENDED AND RESTATED ARTICLES OF INCORPORATION CONTAINING THE ABOVE-REFERENCED TRANSFER RESTRICTIONS UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.”

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The Board of Directors may also require that any certificates issued by the Company evidencing ownership of shares of Stock that are subject to conditions imposed by the Board of Directors under Section 3 of this Article VI also bear a conspicuous legend referencing the applicable restrictions.

12. Authority of Board of Directors.

(a) The Board of Directors shall have the power to determine all matters necessary for assessing compliance with this Article VI, including, without limitation, (1) the identification of 4.99-percent Shareholders, (2) whether a Transfer is a 4.99-percent Transaction or a Prohibited Transfer, (3) the Percentage Stock Ownership in the Company of any 4.99-percent Shareholder, (4) whether an instrument constitutes a Company Security, (5) the amount (or fair market value) due to a Purported Transferee pursuant to Section 6 of this Article VI, and (6) any other matters which the Board of Directors determines to be relevant; and the good faith determination of the Board of Directors on such matters shall be conclusive and binding for all the purposes of this Article VI. In addition, the Board of Directors may, to the extent permitted by law, from time to time establish, modify, amend or rescind bylaws, regulations and procedures of the Company not inconsistent with the provisions of this Article VI for purposes of determining whether any Transfer of Company Securities would jeopardize or endanger the Company’s ability to preserve and use the Tax Benefits and for the orderly application, administration and implementation of this Article VI.

(b) Nothing contained in this Article VI shall limit the authority of the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to protect the Company and its shareholders in preserving the Tax Benefits. Without limiting the generality of the foregoing, in the event of a change in law making one or more of the following actions necessary or desirable, the Board of Directors may, by adopting a written resolution, (1) accelerate the Expiration Date, (2) modify the ownership interest percentage in the Company or the Persons or groups covered by this Article VI, (3) modify the definitions of any terms set forth in this Article VI or (4) modify the terms of this Article VI as appropriate, in each case, in order to prevent an ownership change for purposes of Section 382 of the Code as a result of any changes in applicable Treasury Regulations or otherwise; provided, however, that the Board of Directors shall not cause there to be such acceleration or modification unless it determines, by adopting a written resolution, that such action is reasonably necessary or advisable to preserve the Tax Benefits or that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax Benefits. Shareholders of the Company shall be notified of such determination through a filing with the Securities and Exchange Commission or such other method of notice as the Secretary of the Company shall deem appropriate.

(c) In the case of an ambiguity in the application of any of the provisions of this Article VI, including any definition used herein, the Board of Directors shall have the power to determine the application of such provisions with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances. In the event this Article VI requires an action by the Board of Directors but fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Article VI. All such actions, calculations, interpretations and determinations which are done or made by the Board of Directors in good faith shall be conclusive and binding on the Company, the Agent, and all other parties for all other purposes of this Article VI. The Board of Directors may delegate all or any portion of its duties and powers under this Article VI to a committee of the Board of Directors as it deems necessary or advisable and, to the fullest extent permitted by law, may exercise the authority granted by this Article VI through duly authorized officers or agents of the Company. Nothing in this Article VI shall be construed to limit or restrict the Board of Directors in its exercise of its fiduciary duties under applicable law.

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13. Reliance. To the fullest extent permitted by law, the Company and the members of the Board of Directors shall be fully protected in relying in good faith upon the information, opinions, reports or statements of the chief executive officer, the chief financial officer, the chief accounting officer or the corporate controller of the Company and the Company’s legal counsel, independent auditors, transfer agent, investment bankers or other employees and agents in making the determinations and findings contemplated by this Article VI. The members of the Board of Directors shall not be responsible for any good faith errors made in connection therewith. For purposes of determining the existence and identity of, and the amount of any Company Securities owned by, any shareholder, the Company is entitled to rely on the existence and absence of filings of Schedule 13D or 13G under the Securities Exchange Act of 1934, as amended (or similar filings), as of any date, subject to its actual knowledge of the ownership of Company Securities.

14. Benefits of this Article VI. Nothing in this Article VI shall be construed to give to any person other than the Company or the Agent any legal or equitable right, remedy or claim under this Article VI. This Article VI shall be for the sole and exclusive benefit of the Company and the Agent.

15. Severability. The purpose of this Article VI is to facilitate the Company’s ability to maintain or preserve its Tax Benefits. If any provision of this Article VI or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Article VI.

16. Waiver. With regard to any power, remedy or right provided herein or otherwise available to the Company or the Agent under this Article VI, (i) no waiver will be effective unless expressly contained in a writing signed by the waiving party and (ii) no alteration, modification or impairment will be implied by reason of any previous waiver, extension of time, delay or omission in exercise or other indulgence.

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OCWEN

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors unanimously recommends you vote FOR Proposals 1 and 2.	**For**	**Against**	**Abstain**
1. Amend our Amended and Restated Articles of Incorporation to Preserve our Net Operating Losses for Tax Purposes	☐	☐	☐
2. Adjourn the Special Meeting, if Necessary, to Solicit Additional Proxies	☐	☐	☐

NOTE: At their discretion, the proxy holders are authorized to vote on such other business as may properly come before the meeting or any postponement or adjournment thereof.

For address change/comments, mark here.
(see reverse for instructions) ☐

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) on this proxy. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

OCWEN FINANCIAL CORPORATION

FOR USE ONLY AT THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 16, 2018, AND AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder(s). If no direction is made, this proxy will be voted FOR an amendment to our Amended and Restated Articles of Incorporation to preserve our net operating losses for tax purposes and FOR the adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting, as disclosed in the proxy statement. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice of Special Meeting and Proxy Statement are available at www.proxyvote.com.

OCWEN FINANCIAL CORPORATION
REVOCABLE PROXY
THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE ONLY AT THE SPECIAL MEETING OF SHAREHOLDERS AND AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF

The undersigned hereby appoints Timothy M. Hayes and Michael J. Stanton, or either of them, as proxy, with full powers of substitution, and hereby authorizes them to represent and vote, as designated on the reverse side, all the shares of Common Stock of Ocwen Financial Corporation (the "Company") held of record by the undersigned on Thursday, September 20, 2018, at the Special Meeting of Shareholders to be held at the Embassy Suites Hotel located at 1601 Belvedere Road, West Palm Beach, Florida 33406 on Friday, November 16, 2018, at 11:00 a.m., Eastern Standard Time and at any postponement or adjournment thereof.

Shares of Common Stock of the Company will be voted as specified. **If you execute and return this proxy without specific voting instructions, this proxy will be voted FOR an amendment to our Amended and Restated Articles of Incorporation to preserve our net operating losses for tax purposes and FOR the adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting, as disclosed in the proxy statement.** You may revoke this proxy at any time prior to the time it is voted at the Special Meeting.

The undersigned hereby acknowledges receipt of notice of the Special Meeting of Shareholders of Ocwen Financial Corporation to be held on November 16, 2018, or any postponement or adjournment thereof, and of a Proxy Statement for the Special Meeting prior to the signing of this proxy.

Address change/comments:

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(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side